UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16125 SW 72nd Avenue, Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-968-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

microHelix issued a press release on April 13, 2005 announcing that it had completed its acquisition of 100% of the stock of privately-held Moore Electronics, Inc. for $3.0 million.  The purchase price was paid with cash, a promissory note to a selling shareholder and stock. microHelix also refinanced approximately $400,000 in bank debt owed by Moore Electronics, Inc.  microHelix will file a Current Report on Form 8-K with additional information about the acquisition by April 14, 2005.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following document is filed as an exhibit to this Form 8-K:

99.1	Press release issued by microHelix, Inc. on April 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.

Date: April 13, 2005	By:	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer